HSBC HOME EQUITY LOAN TRUST (USA) 2006-3
HSBC HOME EQUITY LOAN CORPORATION II
(Depositor)
HSBC FINANCE CORPORATION
(Servicer)
Closed-End Home Equity Loan Asset-Backed Certificates,
Series 2006-3
UNDERWRITING AGREEMENT
October 18, 2006
HSBC SECURITIES (USA) INC.
           as Representative of the Underwriters
452 Fifth Avenue
New York, New York 10018
Ladies and Gentlemen:
     HSBC Home Equity Loan Corporation II, a Delaware corporation (the “Depositor”), will enter into a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) with HSBC Finance Corporation (“HSBC Finance”), as servicer, HSBC Bank USA, National Association, as administrator (the “Administrator”), and U.S. Bank National Association, as trustee (the “Trustee”), creating HSBC Home Equity Loan Trust (USA) 2006-3 (the “Trust”), and pursuant to which the Trust will issue Closed End Home Equity Loan Asset-Backed Certificates Series 2006-3, in the classes and principal amounts specified in the Terms Agreement (defined below) (the “Offered Certificates”) and the Closed-End Home Equity Loan Asset-Backed Certificates Series 2006-3, Class R (the “Residual Certificate” and, together with the Offered Certificates, the “Securities”).
     Only the Offered Certificates are being purchased by the several underwriters named in Schedule II to the terms agreement (the “Terms Agreement”) executed by the parties with respect to the Offered Certificates (collectively, the “Underwriters”), for whom HSBC Securities (USA) Inc. is acting as representative (the “Representative”). The Certificates will represent a fractional undivided interest in the assets of the Trust consisting of, among other things, a pool of closed-end, fixed-rate and declining-rate home equity loans conveyed to the Trustee at the Closing Time and any eligible home equity loan substituted for a loan pursuant to the Pooling and Servicing Agreement (each, an “Eligible Substitute Home Equity Loan” and, together with the home equity loans conveyed to the Trustee at the Closing Time, the “Home Equity Loans”), secured primarily by first and second lien mortgages on residential properties that are primarily one- to four-family properties and certain monies due thereunder. The Depositor will acquire the Home Equity Loans pursuant to the Home Equity Loan Purchase Agreement, as described below. The Depositor is a subsidiary of HSBC Finance.
S-1

     The Depositor will acquire the Home Equity Loans, simultaneously with the execution of the Pooling and Servicing Agreement, pursuant to a Home Equity Loan Purchase Agreement dated as of the date of the Closing Time (the “Home Equity Loan Purchase Agreement”) between the Depositor, as purchaser, and certain originators, each of which is a subsidiary of HSBC Finance (collectively, the “Sellers” and each individually, a “Seller”).
     Pursuant to the Home Equity Loan Purchase Agreement, the Sellers will sell to the Depositor all of their right, title and interest in and to the unpaid principal balance of the Home Equity Loans, including all interest and principal payments in respect thereof received on or after the close of business on October 11, 2006 (the “Cut-Off Date”), and certain other rights with respect to the collateral supporting the Home Equity Loans. Pursuant to the Pooling and Servicing Agreement, the Depositor will assign and grant to the Trustee all of its right, title and interest in and to the unpaid principal balance of the Home Equity Loans. In addition, the Sellers will enter into an agreement dated as of the date of the Closing Time (the “Transfer Agreement”) between the Trustee and each Seller, pursuant to which the Sellers will assign to the Trustee all of their right, title and interest in and to the collateral supporting the Home Equity Loans, including the loan agreements and mortgage notes relating thereto (collectively, the “Transferred Assets”) not otherwise transferred pursuant to the Home Equity Loan Purchase Agreement.
     A form of the Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement (hereinafter defined).
     The Depositor has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-132348) relating to the Certificates and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the “1933 Act”), and has filed all amendments thereto that are required as of the date hereof pursuant to the 1933 Act and the rules of the Commission thereunder (the “1933 Act Regulations”). The registration statement, as amended, has been declared effective by the Commission. Such registration statement, as amended at the time of effectiveness, including all material incorporated by reference therein and including all information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the 1933 Act, is referred to in this Agreement as the “Registration Statement.” The Depositor has filed or will file with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”) a supplement (the “Prospectus Supplement”) to the prospectus included in the Registration Statement (such prospectus, in the form it appears in the Registration Statement or in the form most recently revised and filed with the Commission pursuant to Rule 424(b), is hereinafter referred to as the “Base Prospectus”) relating to the Offered Certificates and the method of distribution thereof. The Base Prospectus and the Prospectus Supplement, together with any amendment thereof or supplement thereto, is hereinafter referred to as the “Prospectus.”
     For the purposes of this Agreement, “Time of Sale” is the date specified in the Terms Agreement and is time the first “contract of sale” within the meaning contemplated by Rule 159 of the 1933 Act Regulations (a “Contract of Sale”) for the Offered Certificates was entered into. Prior to the Time of Sale, the Depositor prepared a preliminary Prospectus, dated as of the date hereof (subject to completion). As used herein, “Preliminary Prospectus” means, with respect to any date or time referred to herein, the most recent preliminary Prospectus (as amended or supplemented, if applicable), which has been prepared and delivered by the Depositor to the Underwriters in accordance with the provisions hereof.
     For purposes of this Agreement, all references to the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to be the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
     All references in this Agreement to financial statements and schedules and other information that is “contained”, “included” or “stated” in the Registration Statement, the Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be.
     Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement or the Preliminary Prospectus or the Prospectus, as applicable.
     SECTION 1. Representations and Warranties.
     (a) Each of HSBC Finance and the Depositor, individually, represents and warrants to, and agrees with, each Underwriter as set forth in this Section 1(a):
     (i) The Depositor meets the requirements for use of Form S-3 under the 1933 Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 of the 1933 Act Regulations have been satisfied. The Registration Statement was filed with the Commission and has been declared effective by the Commission and is effective as of the date hereof. “Effective Date” shall mean the most recent date as of which the Registration Statement was declared effective by the Commission, or any later effective date determined pursuant to Rule 430(B)(f)(2) under the 1933 Act. The Commission has not issued any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus or any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations) relating to the Offered Certificates (each, a “Free Writing Prospectus”) or suspending the effectiveness of the Registration Statement, and no proceedings for such purpose are pending or, to the Depositor’s knowledge, threatened by the Commission.
     (ii) On the Effective Date, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and on the Closing Time, the Registration Statement and any

amendments and supplements thereto, and the Prospectus, including documents incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus, will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1934 Act and 1934 Act Regulations, and neither of such documents will include an untrue statement of a material fact or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Depositor makes no representations or warranties as to any statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with the Underwriter Information (as defined in subsection 9(b) below).
     (iii) The Preliminary Prospectus at the Time of Sale did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that no representation or warranty is made with respect to the omission of pricing and price-dependent information, which information shall of necessity appear only in the final Prospectus); provided, however, that the Depositor makes no representations or warranties as to any statements in, or omissions from, the Preliminary Prospectus made in reliance upon and in conformity with the Underwriter Information.
     (iv) Each Issuer Free Writing Prospectus, at the time of filing thereof and at the Time of Sale, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to the statements therein, in the light of the circumstances under which they were made, not misleading, and each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus; provided, however, that the Depositor makes no representations or warranties as to any statements in, or omissions from, any Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information. “Issuer Free Writing Prospectus” means a “written communication” (as defined in Rule 405 of the 1933 Act Regulations) that constitutes an “issuer free writing prospectus” within the meaning contemplated by Rule 433(h)(1) of the 1933 Act Regulations. Other than the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus, the Depositor (including its agents and representatives other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any “written communication” (as defined in Rule 405 of the 1933 Act Regulations) that constitutes an offer to sell or solicitation of any offer to buy the Offered Certificates.
     (v) Since the respective dates as of which information is given in the Preliminary Prospectus and the Prospectus, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of any of the Sellers or the Depositor or of their subsidiaries, other than as disclosed in the Preliminary Prospectus and the Prospectus or in reports filed by HSBC Finance with the Commission pursuant to the 1934 Act and the 1934 Act Regulations.

     (vi) Each of the Sellers and the Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation, with the full right, power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Preliminary Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement, the Pooling and Servicing Agreement, the Transfer Agreement and the Home Equity Loan Purchase Agreement, as applicable, and to cause the Securities to be issued; each of the Sellers and the Depositor is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction which requires such qualification, except where failure to be so qualified would not have a material adverse effect on the business or consolidated financial condition of any such Seller or the Depositor or the transactions contemplated by this Agreement; and each Seller is duly authorized under the statutes that regulate the business of making loans or of financing the sale of goods (commonly called “small loan laws”, “consumer finance laws” or “sales finance laws”), or is permitted under the general interest statutes and related laws and court decisions, to conduct in the various jurisdictions in which any of them do business the businesses as currently conducted therein by any of them.
     (vii) There are no legal or governmental proceedings pending to which any Seller or the Depositor is a party or of which any property of any Seller or the Depositor is the subject, other than proceedings which are not reasonably expected, individually or in the aggregate, to have a material adverse effect on the financial position, shareholders’ equity or results of operations of such Seller or the Depositor or the transactions contemplated by the Transaction Documents, and to the best knowledge of the Depositor, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
     (viii) This Agreement has been duly authorized, executed and delivered by the Depositor, and the Pooling and Servicing Agreement and the Home Equity Loan Purchase Agreement, when executed and delivered as contemplated hereby and thereby, will have been duly authorized, executed and delivered by the Depositor, and the Home Equity Loan Purchase Agreement and the Transfer Agreement when executed and delivered as contemplated hereby and thereby, will have been duly authorized, executed and delivered by each Seller. This Agreement constitutes, and the Pooling and Servicing Agreement, the Transfer Agreement and the Home Equity Loan Purchase Agreement, when executed and delivered as contemplated herein and therein will constitute, legal, valid and binding instruments enforceable against the Depositor or the Sellers, as applicable, in accordance with their respective terms, subject as to enforceability (A) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally, (B) to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (C) with respect to rights of indemnity under this Agreement, to limitations of public policy under applicable securities laws.
     (ix) The issuance and delivery of the Securities, the consummation of any other of the transactions contemplated herein or in the Pooling and Servicing Agreement, the Transfer Agreement and the Home Equity Loan Purchase Agreement, and the

fulfillment of the terms of this Agreement, the Pooling and Servicing Agreement, the Transfer Agreement and the Home Equity Loan Purchase Agreement, do not and will not conflict with or violate any term or provision of the Certificate or Articles of Incorporation or Bylaws of any of the Sellers or the Depositor, as applicable, any statute, order or regulation applicable to any of the Sellers or the Depositor, as applicable, of any court, regulatory body, administrative agency or governmental body having jurisdiction over any of the Sellers or the Depositor, as applicable, and do not and will not conflict with, result in a breach or violation or the acceleration of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of any of the Sellers or the Depositor, as applicable, pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Sellers or the Depositor is a party or by which any of the Sellers or the Depositor may be bound or to which any of the property or assets of any of the Sellers or the Depositor may be subject, except for conflicts, violations, breaches, accelerations and defaults which would not, individually or in the aggregate, be materially adverse to any of the Sellers or the Depositor or materially adverse to the transactions contemplated by this Agreement.
     (x) KPMG LLP is an independent registered public accounting firm with respect to the Sellers and the Depositor as required by the 1933 Act and 1933 Act Regulations.
     (xi) The issuance and sale of the Offered Certificates has been duly authorized and, when the Offered Certificates have been executed and authenticated in accordance with the terms of the Pooling and Servicing Agreement and delivered to and paid for by the Underwriters pursuant to this Agreement, the Offered Certificates will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (B) the remedy of specific performance and injunctive and other forms of equitable relief that may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
     (xii) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance or sale of the Offered Certificates, or was or is required, as the case may be, for the consummation by any of the Sellers or the Depositor of the other transactions contemplated by this Agreement, the Pooling and Servicing Agreement, the Transfer Agreement and the Home Equity Loan Purchase Agreement, as applicable, except for (A) the registration under the 1933 Act of the Offered Certificates, (B) such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits as have been obtained or as may be required under the State securities or Blue Sky laws in connection with the issuance of the Offered Certificates and the subsequent purchase and distribution of the Offered Certificates by the Underwriters, or (C) where the failure to obtain such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits would not have a material adverse effect on the business or consolidated financial condition of the Depositor or any of the Sellers or the transactions contemplated by such agreements.
     (xiii) Each of the Sellers and the Depositor possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Preliminary Prospectus and the Prospectus, and none of the Sellers or the Depositor has received notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of its business, operations or financial condition or the transactions contemplated by this Agreement.
     (xiv) At the time of execution and delivery of the Home Equity Loan Purchase Agreement and the Transfer Agreement each Seller (A) will have good and marketable title to the unpaid principal balance of the Home Equity Loans and the Transferred Assets being transferred by it to the Depositor or the Trustee, as the case may be, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively “Liens”), (B) will not have assigned to any person any of its right, title or interest in or to the unpaid principal balance of the Home Equity Loans under the Home Equity Loan Purchase Agreement or the Transferred Assets under the Transfer Agreement, and (C) will have the power and authority to sell the unpaid principal balance of the Home Equity Loans to the Depositor and transfer and assign the Transferred Assets to the Trustee; and upon the consummation of the sale, transfer and assignment provided for pursuant to the terms of the Home Equity Loan Purchase Agreement, the Depositor will have acquired beneficial ownership of all the related Seller’s right, title and interest in and to the unpaid principal balance of the Home Equity Loans.
     (xv) At the time of execution and delivery of the Pooling and Servicing Agreement, the Depositor (A) will have good and marketable title to the unpaid principal balance of the Home Equity Loans being transferred by it to the Trustee pursuant to the Pooling and Servicing Agreement, free and clear of Liens, (B) will not have assigned to any person any of its right, title or interest in or to the unpaid principal balance of the Home Equity Loans and (C) will have the power and authority to sell the unpaid principal balance of the Home Equity Loans to the Trustee and to sell the Offered Certificates to the Underwriters; and upon execution and delivery of the Pooling and Servicing Agreement by the Trustee, the Trustee will have acquired beneficial ownership of all of the Depositor’s right, title and interest in and to the unpaid principal balance of the Home Equity Loans; and upon delivery to the Underwriters of the Offered Certificates in return for the agreed upon consideration the Underwriters will have good and marketable title to the Offered Certificates, in each case free of Liens, except to the extent disclosed in the Preliminary Prospectus and the Prospectus.
     (xvi) As of the Cut-Off Date, each of the Home Equity Loans will meet the eligibility criteria described in the Preliminary Prospectus and the Prospectus and, as of the related Cut-Off Date for any Eligible Substitute Home Equity Loan, each Eligible

Substitute Home Equity Loan will meet the eligibility criteria applicable thereto described in the Pooling and Servicing Agreement.
     (xvii) None of the Sellers or the Depositor will conduct their operations while any of the Offered Certificates are outstanding in a manner that would require any Seller, the Depositor or the Trust to be registered as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”), as in effect on the date hereof.
     (xviii) The Depositor is not, and on the date on which the first bona fide offer of the Offered Certificates is made will not be, an “ineligible issuer” as defined in Rule 405 under the 1933 Act.
     (b) HSBC Finance represents and warrants to, and agrees with, each Underwriter as set forth in this Section 1(b):
     (i) HSBC Finance is a corporation duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation. HSBC Finance has all requisite power and authority to own its properties and conduct its business as presently conducted and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction which requires such qualification, except where the failure to have such power and authority or to be so qualified would not have a material adverse effect on the business or consolidated financial condition of HSBC Finance and its subsidiaries taken as a whole or the transactions contemplated by this Agreement.
     (ii) HSBC Finance is not in violation of its restated articles of incorporation or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument material to the business HSBC Finance and its subsidiaries, taken as a whole, to which HSBC Finance is a party or by which it may be bound, or to which any of the property or assets of HSBC Finance is subject, except where any such violation would not have a material adverse effect on the business or consolidated financial condition of HSBC Finance or the transactions contemplated by this Agreement.
     (iii) The execution, delivery and performance by HSBC Finance of this Agreement and the Pooling and Servicing Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action or proceedings and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of HSBC Finance pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which HSBC Finance is a party or by which it may be bound, or to which any of the property or assets of HSBC Finance is subject, nor will such action result in any violation of the provisions of the charter or by-laws of HSBC Finance or any applicable law, administrative regulation or administrative or court decree, except where any such conflict, breach, default, encumbrance or violation would not have a material adverse effect on the business or consolidated financial condition of HSBC Finance or the transactions contemplated by this Agreement.
     (iv) This Agreement and the Pooling and Servicing Agreement have been duly executed and delivered by HSBC Finance; and this Agreement and the Pooling and Servicing Agreement constitute legal, valid and binding instruments enforceable against HSBC Finance in accordance with their respective terms, subject as to enforceability (A) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally, (B) to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (C) with respect to rights of indemnity under this Agreement, to limitations of public policy under applicable securities laws.
     (v) Except as set forth in or contemplated in reports filed by HSBC Finance with the Commission pursuant to the 1934 Act and the 1934 Act Regulations, there has been no material adverse change in the business or consolidated financial condition of HSBC Finance and its subsidiaries taken as a whole since the respective dates as of which any information relating to HSBC Finance is given in the Preliminary Prospectus and the Prospectus.
     (vi) There are no legal or governmental proceedings pending, or to the knowledge of HSBC Finance threatened, to which HSBC Finance is a party or of which any of its property is the subject, other than proceedings which are not reasonably expected, individually or in the aggregate, to have a material adverse effect on the shareholder’s equity or consolidated financial position of HSBC Finance and its subsidiaries taken as a whole or which would have a material adverse effect upon the transactions contemplated by this Agreement.
     (vii) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or governmental agency or body of the United States is required for the consummation by HSBC Finance of the transactions contemplated by this Agreement and the Pooling and Servicing Agreement, except for (A) the registration under the 1933 Act of the Offered Certificates, (B) such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits as have been obtained or as may be required under state securities or Blue Sky laws in connection with the issuance of the Offered Certificates and the subsequent purchase and distribution of the Offered Certificates by the Underwriters or (C) where the failure to obtain such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits would not have a material adverse effect on the business or consolidated financial condition of HSBC Finance and its subsidiaries taken as a whole or the transactions contemplated by such agreements.
     (viii) KPMG LLP is an independent registered public accounting firm with respect to HSBC Finance.
     (c) Any certificates signed by an officer of the Depositor or HSBC Finance and delivered to you or your counsel in connection with the offering of the Offered Certificates shall be deemed, and shall state that it is, a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this Section 1 are made.
     SECTION 2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the covenants, representations and warranties herein set forth, the Depositor agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Depositor the principal amount of each class of Offered Certificates at the purchase price set forth opposite such Underwriter’s name in Schedule II to the Terms Agreement pursuant to the terms of this Agreement and the Terms Agreement.
     SECTION 3. Delivery and payment. Payment of the purchase price for, and delivery of, the Offered Certificates to be purchased by the Underwriters shall be made at the offices of Sidley Austin llp, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by you, the Depositor and HSBC Finance, at the time on or about the date and time of delivery and payment for the Offered Certificates set forth in the Terms Agreement, such date and time being herein referred to as the “Closing Time,” which date, time or place may be postponed or changed by agreement between you, the depositor and HSBC Finance. Delivery of one or more global certificates representing the Offered Certificates shall be made to the accounts of the several Underwriters against payment by them of the purchase price therefor, to or upon the order of the Depositor by one or more wire transfers in immediately available funds. The global certificates to be so delivered shall be registered in the name of Cede & Co., as nominee for The Depository Trust Company (“DTC”). The interests of beneficial owners of the Offered Certificates will be represented by book entries on the records of DTC and participating members thereof. Definitive certificates representing the Offered Certificates will be available only under limited circumstances as described in the Pooling and Servicing Agreement.
     SECTION 4. Offering by the Underwriters. Each Underwriter severally represents, warrants and covenants as follows:
     (a) Such Underwriter shall offer and/or solicit offers for the Offered Certificates for sale to the public as set forth in the Preliminary Prospectus and the Prospectus and agrees that all offers, solicitations and sales shall be made in compliance with all applicable laws and regulations. Furthermore, such Underwriter shall comply with all applicable laws and regulations in connection with the use of Free Writing Prospectuses, including but not limited to Rules 164 and 433 of the 1933 Act Regulations.
     (b) Unless preceded or accompanied by the Prospectus, no Underwriter may convey or deliver any “written communication” within the meaning of Rule 405 of the 1933 Act Regulations to any person in connection with the offering of the Offered Certificates, unless such written communication is: (i) the Prospectus; (ii) the Preliminary Prospectus; (iii) an Underwriter Free Writing Prospectus that contains only subscription information regarding the Offered Certificates, Approved Issuer Information or ABS ICM (which, to the extent it constitutes Issuer Information, must also be Approved Issuer Information); (iv) an Underwriter Free Writing Prospectus that constitutes a Bloomberg Information; (v) an Issuer Free Writing Prospectus; or (vi) a written confirmation of sale or a notice of allocation of securities sold or to be sold made in reliance on Rule 172 of the 1933 Act Regulations. “Underwriter Free Writing Prospectus” means a Free Writing Prospectus prepared by or on behalf of an Underwriter with respect to the

Offered Certificates that is not an Issuer Free Writing Prospectus. “ABS ICM” means “ABS informational and computational materials” with the meaning of Item 1101(a) of Regulation AB. “Issuer Information” means “issuer information” within the meaning set forth in Rule 433(h)(2) of the 1933 Act Regulations with respect to the Offered Certificates and includes, without limitation, the information with respect to the Offered Certificates specified in footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform) other than Underwriter Derived Information. “Approved Issuer Information” has the meaning set forth in subsection 4(c) below. “Bloomberg Information” means information provided by an Underwriter to Bloomberg, Intex or a similar entity, for use by investors and prospective investors together with or after the delivery of an Issuer Free Writing Prospectus or the Preliminary Prospectus that does not contain information other than identifying information relating to the Trust and the Offered Certificates or any class of Offered Certificates; the asset type supporting the Offered Certificates; expected ratings; the expected pricing date, expected closing date and first payment date for the Offered Certificates or any class of Offered Certificates; expected principal amount and class amounts; principal payment windows; pricing speeds/prepayment assumptions; duration/modified duration; expected weighted average life, expected final payment date, expected legal final payment date and clean-up call or other redemption features; expected interest rate index; preliminary guidance as to the interest rate and/or yield for any class of Offered Certificates (but not final interest rate or yield information); names of lead managers and co-managers; information about the principal amount of the Offered Certificates of each class offered by each Underwriter; average lives; ratings and ratings agencies; credit enhancement provider, if any; 100% pot vs. retention status; percent interest only; geographic concentration; public, 144A or Reg S offering; 2a-7 and SMMEA eligibility; other similar or related information such as expected pricing parameters and benchmarks; pricing guidance; status of subscriptions and Underwriters’ retentions and ERISA eligibility. References to “expected” in the foregoing includes ranges, windows or references to benchmarks. “Underwriter Derived Information” means information of the type described in clause (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform) when prepared by an Underwriter, including traditional computational and analytical materials prepared by an Underwriter.
     (c) Such Underwriter will not include any Issuer Information in any Underwriter Free Writing Prospectus with respect to the Offered Certificates unless the Issuer Information was accurately extracted from an Issuer Free Writing Prospectus previously filed with the Commission, the Preliminary Prospectus or the Prospectus or was provided by the Depositor or HSBC Finance expressly for inclusion therein, or such Underwriter or the Representative has obtained the prior written consent of the Depositor to the use of that Issuer Information in such Underwriter Free Writing Prospectus (any such Issuer Information, “Approved Issuer Information”).
     (d) Such Underwriter will not enter into a Contract of Sale with a prospective investor for any Offered Certificates until the Preliminary Prospectus has been delivered to such investor.
     (e) After the final Prospectus is available, such Underwriter will not distribute any written information concerning the Offered Certificates to a prospective investor unless such information is preceded or accompanied by the final Prospectus.

     (f) If such Underwriter distributes any “written communication” within the meaning of Rule 405 of the 1933 Act Regulations “in a manner reasonably designed to lead to its broad unrestricted dissemination” within the meaning contemplated by Rule 433(d)(ii) of the 1933 Act Regulations, such Underwriter will provide a copy of such written communication to the Depositor at a time reasonably in advance of the time for filing with the Commission specified by Rule 433(d) of the 1933 Act Regulations.
     (g) Each Underwriter Free Writing Prospectus prepared by it will not, as of the date such Underwriter Free Writing Prospectus was conveyed or delivered to any prospective purchaser of Offered Certificates, include any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that no Underwriter makes such representation, warranty or agreement to the extent such misstatements or omissions were the result of any inaccurate information that was included in an Issuer Free Writing Prospectus previously filed with the Commission, the Preliminary Prospectus, the Prospectus or Approved Issuer Information, which information was not corrected by information subsequently provided by the Depositor or HSBC Finance to the related Underwriter prior to the time of first use of such Underwriter Free Writing Prospectus.
     (h) Such Underwriter has in place, and covenants that it shall maintain, internal controls and procedures that it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements of the 1933 Act Regulations with respect to the generation and use of Free Writing Prospectuses in connection with the offering of the Offered Certificates. In addition, such Underwriter will maintain written and/or electronic records of the following for a period of at least three years after the date thereof:
     (i) a copy of any Underwriter Free Writing Prospectus used by such Underwriter to solicit offers to purchase the Offered Certificates to the extent not filed with the Commission;
     (ii) regarding each Free Writing Prospectus delivered by such Underwriter to a prospective investor, the date of such delivery and identity of such investor; and
     (iii) regarding each Contract of Sale entered into by such Underwriter, the date, identity of the investor and the terms of such Contract of Sale, as set forth in the related confirmation of trade.
     (i) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), such Underwriter has not made and will not make an offer of Offered Certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Offered Certificates that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Offered Certificates to the public in that Relevant Member State at any time:
     (i) to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
     (ii) to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or
     (iii) in any other circumstances that do not require the publication by the issuer entity of a prospectus pursuant to Article 3 of the Prospectus Directive.
     For the purposes of this provision, (A) the expression an “offer of Offered Certificates to the public” in relation to any Offered Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Offered Certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and (B) the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
     The countries comprising the “European Economic Area” are Austria, Belgium, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Slovak Republic, Slovenia, Spain, Sweden, United Kingdom, Iceland, Liechtenstein and Norway.
(j) Such Underwriter:
     (i) has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”), received by it in connection with the issue or sale of any Offered Certificates in circumstances in which section 21(1) of the FSMA does not apply to the Depositor; and
     (ii) has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom.
     (k) Such Underwriter and each of its affiliates (i) has anti-money laundering policies and procedures in place in accordance with the requirements imposed by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, and any rules and regulations promulgated thereunder, and the Foreign Assets Control Regulations issued by the Office of Foreign Assets Control of the United States Department of the Treasury, in each case to the extent applicable to them; and (ii) has implemented an anti-money laundering compliance program pursuant to NASD Rule 3011, to the extent applicable to them.
     (l) Such Underwriter shall deliver to the Depositor, at a time reasonably in advance of the time for filing with the Commission specified in Section 5(o) below, each Underwriter Free Writing Prospectus that includes Issuer Information and each Underwriter Free Writing Prospectus that constitutes Bloomberg Information and that sets forth the final terms and pricing for the Offered Certificates. To facilitate filing with the Commission to the extent required by Section 5(o) below, all Issuer Information included in any Underwriter Free Writing Prospectus shall be set forth in a document separate from any Underwriter Derived Information included in such Underwriter Free Writing Prospectus.
     SECTION 5. Covenants of the Depositor. The Depositor covenants with each of the Underwriters as follows:
     (a) The Depositor agrees to prepare the Preliminary Prospectus and the Prospectus and to file the Preliminary Prospectus and the Prospectus with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, in each case no later than the time specified by such Rule. The Depositor will notify the Underwriters immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective, or any supplement to the Prospectus or any amended Prospectus has been filed, (ii) of the receipt of any comments from the Commission with respect to the Prospectus, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) when any Issuer Free Writing Prospectus is used by the Depositor, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of the suspension of the qualification of any Offered Certificates for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Depositor will use all reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.
     (b) The Depositor agrees to file each Issuer Free Writing Prospectus, any Approved Issuer Information required to be filed and the final terms of the Offered Certificates with the Commission pursuant to Rule 433(d) of the 1933 Act Regulations, in each case no later than the time specified by such Rule.
     (c) The Depositor will give the Underwriters notice of its intention to file any amendment to the Registration Statement or any amendment, supplement or revision to any of the Base Prospectus, the Preliminary Prospectus or the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise (other than reports to be filed pursuant to the 1934 Act), will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

     (d) The Depositor has furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and conformed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical, in all material respects, to the electronic versions thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (e) The Depositor will furnish to the Underwriters, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Preliminary Prospectus and the Prospectus (both as amended or supplemented) as the Underwriters may reasonably request. The Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical, in all material respects, to the electronic versions thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (f) The Depositor will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Offered Certificates as contemplated in this Agreement and in the Preliminary Prospectus and the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Certificates, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Depositor, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Preliminary Prospectus or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Depositor will, at its expense, promptly prepare and file with the Commission, subject to subsection 5(b) above, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Preliminary Prospectus or the Prospectus comply with such requirements, and the Depositor will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.
     (g) Upon the request of and in cooperation with the Underwriters, the Depositor will use its best efforts to arrange for the qualification of the Offered Certificates for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representative may designate and to maintain such qualifications in effect for as long as may be required for the distribution of the Offered Certificates; provided, however, that neither the Depositor nor the Trust shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. Upon the request of and in cooperation with the Underwriters, the Depositor will also supply the Representative with such information as is reasonably necessary for the determination of the legality of the Offered Certificates for investment under the laws of such jurisdictions as the Underwriters may request.
     (h) The Depositor, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.
     (i) The Depositor shall take all reasonable action necessary to enable Fitch Inc. (“Fitch”), Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies (“Standard & Poor’s”), and Moody’s Investors Service, Inc. (“Moody’s” and together with Fitch and Standard & Poor’s, the “Rating Agencies”) to provide their respective credit ratings of the Offered Certificates as described in the Prospectus.
     (j) The Depositor will not, during the period beginning from the date of this Agreement and continuing to and including the later of (i) the termination of trading restrictions on the Offered Certificates, as notified to the Depositor by the Representative, and (ii) the Closing Time for the Offered Certificates, offer, sell, contract to sell or otherwise dispose of any securities of the Depositor that are substantially similar to the Offered Certificates, without the prior written consent of the Representative; provided, however, that in no event shall the foregoing period extend more than five (5) Business Days from the date of this Agreement.
     (k) The Depositor will cooperate with the Underwriters and use its best efforts to permit the Offered Certificates to be eligible for clearance and settlement through the facilities of DTC.
     (l) If, between the date hereof and the Closing Time, to the knowledge of the Depositor there shall have been any material adverse change, or any development involving a prospective material adverse change in or affecting the general affairs, management, financial condition, shareholders’ equity or results of operations of HSBC Finance or the Depositor or on the transactions contemplated by this Agreement, the Depositor will give prompt written notice thereof to the Underwriters.
     (m) So long as any Offered Certificates are outstanding, the Depositor will deliver to the Underwriters upon request (i) all statements and reports furnished to the Trustee pursuant to Sections 3.10 and 4.02 of the Pooling and Servicing Agreement and (ii) any other information concerning HSBC Finance or the Depositor filed with any governmental or regulatory authority that is otherwise publicly available.
     (n) The Depositor will apply the net proceeds from the sale of the Offered Certificates in the manner set forth in the Prospectus.
     (o) The Depositor shall file each Underwriter Free Writing Prospectus provided to the Depositor by any Underwriter pursuant to Section 4(f) or Section 4(l) above, not later than the date of first use thereof; provided, however, that:
     (i) any Underwriter Free Writing Prospectus that sets forth the final terms and pricing for the Offered Certificates may be filed by the Depositor within two Business

Days of the later of (A) the date such final terms and pricing have been established for all classes of Offered Certificates and (B) the date of first use; and
     (ii) if any Underwriter Free Writing Prospectus includes only information of a type included in the definition of ABS ICM above, then the Depositor shall file such Underwriter Free Writing Prospectus within the later of (A) two Business Days after the date upon which the Underwriter first provides this information to prospective investors or investors and (B) the date upon which the Depositor is required to file the Prospectus with the Commission pursuant to Rule 424(b);
provided further, that (A) the Depositor shall not be required to file any Underwriter Free Writing Prospectus to the extent such Underwriter Free Writing Prospectus includes information in a Free Writing Prospectus, Preliminary Prospectus or Prospectus previously filed with the Commission or that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission and (B) the Depositor shall not be required to file any portion of any Underwriter Free Writing Prospectus to the extent it does not constitute Issuer Information.
     SECTION 6. Additional Covenants of the Underwriters and the Depositor with respect to Free Writing Prospectuses. The Depositor and the Underwriters further covenant as follows:
     (a) The legends set forth below shall appear on every Free Writing Prospectus used in connection with the offering of the Offered Certificates, including the bracketed language if the Free Writing Prospectus is used in connection with the offering of the Offered Certificates prior to a Contract of Sale with a prospective investor:
“The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 866-811-8049.”
“The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities described herein, supersedes any information contained in any prior similar material related to these securities. [The information in this free writing prospectus is preliminary, and is subject to completion or change.] This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.”
“The securities referred to herein are being sold when, as and if issued. The issuer is not obligated to issue such securities or any similar security and the underwriter’s obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such securities when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the home equity loan pool backing them, may change (due, among other things, to the possibility that home equity loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different home equity loans may be added to the pool, and that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the home equity loans and securities having the characteristics described in these materials. If for any reason the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.”
“[Any statistical analyses contained herein, including the composition of the assets and issuer liability structure, are for illustrative purposes only and are not intended to represent the actual structure or predict or project actual returns. The final asset pool and transaction structure will be determined at or around the time of pricing of the securities based upon market conditions and other applicable factors. Any statistical information contained herein may be based on preliminary assumptions about the home equity loans and the structure. Any such assumptions are subject to change.] The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you. Neither the issuer of the securities nor any of its affiliates (other than HSBC Securities (USA) Inc. in its capacity as underwriter, prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the issuer or its affiliates.”
“This communication highlights selected information from the transaction documentation and does not contain a complete description of the transaction or the structural characteristics of the securities. This communication may contain general, summary discussions of tax, regulatory, accounting and/or legal issues relevant to the proposed transaction. Any such discussions is necessarily generic and may not be applicable to or complete for your specific facts and circumstances. HSBC is not offering and does not purport to offer tax, regulatory, accounting or legal advice and this information should not and cannot be relied upon as such. Prior to entering into any proposed transaction, you should determine, in consultation with your own legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. The securities may not be suitable investments for you. You should not purchase the securities unless you have carefully considered and are able to bear the associated risks of investing in the securities. You must be willing to assume, among other risks, market price volatility, prepayments, yield curve and interest rate risk.”
     (b) Each Underwriter and the Depositor shall have the right to require additional specific legends or notations to appear on any Free Writing Prospectus and shall have the right to require changes regarding the use of terminology and the right to determine the types of information appearing in such legends or notations with the approval of the other (which shall not be unreasonably withheld).
     (c) No Free Writing Prospectus used in connection with the offering of the Offered Certificates shall contain any legend or disclaimer that would be impermissible in a statutory prospectus or registration statement under the 1933 Act, including but not limited to any disclaimer regarding accuracy, completeness, or reliance by prospective investors, statements requiring prospective investors to read or acknowledge that they have read or understand the Registration Statement or any disclaimers, legends or language indicating that the communication is neither a prospectus nor an offer to sell or a solicitation of an offer to buy, or (for any Free Writing Prospectus required to be filed with the Commission) that the information is confidential.
     (d) If the Depositor or any Underwriter determines or becomes aware that any written communication (including without limitation any Free Writing Prospectus) or oral statement contains an untrue statement of material fact or omits to state a material fact necessary to make the statements, in the light of the circumstances under which they were made, not misleading at the time that a Contract of Sale was entered into with any investor, the Depositor or such Underwriter shall prepare corrective information for review by the other party and any other Underwriters, which shall (i) provide adequate disclosure of the contractual arrangement, (ii) provide adequate disclosure of the prospective investor’s right under the existing Contract of Sale at the time termination is sought, (iii) provide adequate disclosure of the new information that is necessary to correct the misstatements or omissions in the information given at the time of the original Contract of Sale, and (iv) provide the prospective investor with a meaningful ability for the prospective investor to terminate or not terminate the prior Contract of Sale and to elect to enter into or not enter into a new Contract of Sale. With the prior written consent of the Depositor, the relevant Underwriter shall deliver such information to the prospective investor in a manner reasonably acceptable to both that Underwriter and the Depositor. If the Depositor would have been required to indemnify the Underwriter pursuant to subsection 9(a)(i) below for any loss, liability claim, damage or expense arising out of or relating to the error or omission had it not been timely corrected, then HSBC Finance and the Depositor jointly and severally agree promptly to reimburse the relevant Underwriter for any additional costs it incurs to the investor in connection with the any such termination or new Contract of Sale.
     SECTION 7. Conditions to the Underwriters’ Obligations. The obligations of the Underwriters to purchase the Offered Certificates pursuant to this Agreement are subject to the accuracy on and as of the Closing Time, and as of any earlier time specified therein, of the representations and warranties on the part of the Depositor and HSBC Finance contained herein, to the material accuracy of the statements of officers of the Depositor and HSBC Finance, respectively, made pursuant hereto, to the performance by the Depositor and HSBC Finance of all of their respective obligations hereunder and to the following conditions at the Closing Time:
     (a) At the Closing Time (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters and (ii) the Prospectus shall have been filed with the Commission no later than the time required by Rule 424(b).
     (b) All corporate proceedings and other legal matters relating to the authorization, form and validity of this Agreement, the Pooling and Servicing Agreement, the Transfer Agreement, the Home Equity Loan Purchase Agreement, the Securities, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby, including but not limited to UCC financing statements, shall be satisfactory in all respects to counsel for the Underwriters.
     (c) The Underwriters shall have received the favorable opinion, dated the date of the Closing Time, of Sidley Austin llp, as special counsel to the Depositor and HSBC Finance, in form and substance satisfactory to the Underwriters, to the effect that:
     (i) The Trust is not required to be registered under the Investment Company Act of 1940, as amended
     (ii) The statements in the Base Prospectus under the headings “Employee Benefit Plan Considerations,” “State Tax Considerations” and “Material Federal Income Tax Consequences”, and the statements in the Preliminary Prospectus and the Prospectus under the headings “Summary–Tax Status,” and “–Employee Benefit Considerations,” “Material Federal Income Tax Consequences” and “Employee Benefit Plan Considerations,” to the extent that they constitute matters of federal law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects with respect to those consequences or aspects that are discussed.
     (iii) The Pooling and Servicing Agreement conforms in all material respects to the description thereof contained in the Preliminary Prospectus and the Prospectus and is not required to be qualified under the Trust Indenture Act of 1939, as amended.
     (iv) The Offered Certificates will, when issued, conform to the description thereof contained in the Preliminary Prospectus and the Prospectus.
     (v) For federal income tax purposes, the Trust (other than the Carryover Reserve Fund) will qualify as a real estate mortgage investment conduit (the “REMIC”) within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”), and the Offered Certificates will be represent regular interests in the REMIC; and the rights of the holders of the Offered Certificates with respect to the Net Rate Carryover Component will represent contractual rights coupled with regular interests within the meaning of Treasury regulations § 1.860G-2(i), assuming: (i) an election is made to treat the assets of the Trust as a REMIC, (ii) compliance with the Pooling and Servicing Agreement, and (iii) compliance with changes in the law, including any amendments to the Code or applicable Treasury regulations.
     Such opinion may express its reliance as to factual matters on the representations and warranties made by the parties hereto, and on certificates or other documents furnished by officers of such parties to the instruments and documents referred to therein. No opinion need be expressed as to the effect of the compliance or noncompliance of the Depositor, HSBC Finance or the Trustee with any state or federal laws or regulations applicable to them because of their legal or regulatory status or the nature of their respective businesses, or to the due authorization, execution and delivery of this Agreement and the Securities. As to such matters, such opinion may rely upon the opinion of Patrick D. Schwartz, Esq., Vice President and Deputy General Counsel — Corporate and Assistant Secretary of HSBC Finance, delivered pursuant to subsection 7(d) below, and such counsel need make no independent investigation of the matters referred to in such opinion.
     (d) The Underwriters shall have received the favorable opinion, dated the date of the Closing Time, of Patrick D. Schwartz, Esq., Vice President and Deputy General Counsel – Corporate and Assistant Secretary of HSBC Finance, in form and substance satisfactory to the Underwriters, to the effect that:
     (i) HSBC Finance has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power to own its properties, to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Pooling and Servicing Agreement.
     (ii) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power to own its properties, to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Pooling and Servicing Agreement and the Home Equity Loan Purchase Agreement.
     (iii) Each of the Sellers has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power to own its properties, to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Home Equity Loan Purchase Agreement and the Transfer Agreement.
     (iv) HSBC Finance has full corporate power and authority to serve in the capacity of servicer of the Home Equity Loans as contemplated in the Pooling and Servicing Agreement.
     (v) Each of the Sellers, the Depositor and HSBC Finance is duly authorized under relevant statutes, laws and court decisions, to conduct in the various jurisdictions in which they do business the respective businesses therein currently conducted by them, except where failure to be so permitted or failure to be so authorized will not have a material adverse effect on the business or financial condition of the Sellers, the Depositor or HSBC Finance, and the Sellers are duly authorized under the statutes which regulate the business of making loans or of financing the sale of goods (commonly called “small loan laws”, “consumer finance laws” or “sales finance laws”), or are permitted under the general interest statutes and related laws and court decisions, to conduct in the various jurisdictions in which any of them do business the businesses as currently conducted therein by any of them.

     (vi) None of the Sellers, the Depositor or HSBC Finance is in violation of its Certificate or Articles of Incorporation or Bylaws or, to the best of such counsel’s knowledge, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel which is material to the business of the Sellers, the Depositor or HSBC Finance and to which any of the Sellers, the Depositor or HSBC Finance is a party or by which it or its properties may be bound, except for violations or defaults which would not, individually or in the aggregate, be materially adverse to the Depositor or materially adverse to the transactions contemplated by this Agreement.
     (vii) This Agreement and the Pooling and Servicing Agreement have been duly authorized, executed and delivered by the Depositor and HSBC Finance, as applicable, and, assuming the due authorization, execution and delivery of such agreements by the other parties thereto, such agreements constitute the valid and binding obligation of each of the Depositor and HSBC Finance, as applicable, enforceable against each of the Depositor and HSBC Finance, as applicable in accordance with their respective terms, and the Home Equity Loan Purchase Agreement and the Transfer Agreement have been duly authorized, executed and delivered by the Depositor and the Sellers, as applicable, and such agreements constitute the valid and binding obligation of each of the Depositor and the Sellers, as applicable, enforceable against the Depositor or the Sellers in accordance with its terms, except that in each case as to enforceability (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (C) the enforceability as to rights to indemnification under this Agreement may be subject to limitations of public policy under applicable securities laws.
     (viii) The issuance and delivery of the Securities, the consummation of any other of the transactions contemplated herein or in the Pooling and Servicing Agreement and the Home Equity Loan Purchase Agreement and the fulfillment of the terms of this Agreement, the Pooling and Servicing Agreement and the Home Equity Loan Purchase Agreement do not and will not conflict with or violate any term or provision of the Certificate or Articles of Incorporation or Bylaws of the Depositor or, to the best of such counsel’s knowledge, any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor and do not and will not conflict with, result in a breach or violation or the acceleration of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Depositor pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Depositor is a party or by which the Depositor may be bound or to which any of the property or assets of the Depositor may be subject except for conflicts, violations, breaches, accelerations and defaults which would not, individually or in the aggregate, be materially adverse to the Depositor or materially adverse to the transactions contemplated by this Agreement.

     (ix) The consummation of any of the transactions contemplated in the Home Equity Loan Purchase Agreement and the Transfer Agreement, and the fulfillment of the terms of the Home Equity Loan Purchase Agreement and the Transfer Agreement, do not and will not conflict with or violate any terms or provision of the Certificate or Articles of Incorporation or Bylaws of any of the Sellers or, to the best of such counsel’s knowledge, any statute, order or regulation applicable to any of the Sellers and do not and will not conflict with, result in a breach or violation or the acceleration of, or constitute a default under or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of any of the Sellers pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which any of the Sellers may be bound or to which any of the property or assets of any of the Sellers may be subject except for conflicts, violations, breaches, accelerations and defaults which would not, individually or in the aggregate, be materially adverse to the applicable Sellers or materially adverse to the transactions contemplated by this Agreement.
     (x) The consummation of any of the transactions contemplated herein or in the Pooling and Servicing Agreement, and the fulfillment of the terms of this Agreement and the Pooling and Servicing Agreement do not and will not conflict with or violate any term or provision of the Certificate or Articles of Incorporation or Bylaws of HSBC Finance or, to the best of such counsel’s knowledge, any statute, order or regulation applicable to HSBC Finance, and do not and will not conflict with, result in a breach or violation or the acceleration of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of HSBC Finance pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which HSBC Finance is a party or by which HSBC Finance may be bound or to which any of the property or assets of HSBC Finance may be subject except for conflicts, violations, breaches, accelerations and defaults which would not, individually or in the aggregate, be materially adverse to HSBC Finance or materially adverse to the transactions contemplated by this Agreement.
     (xi) The issuance and sale of the Offered Certificates has been duly authorized by the Depositor and, when executed and authenticated in accordance with the terms of the Pooling and Servicing Agreement and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (B) the remedy of specific performance and injunctive and other forms of equitable relief that may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
     (xii) To the best of such counsel’s knowledge, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance of the Offered Certificates and the sale of the Offered Certificates to the Underwriters, or the consummation by the Sellers, the Depositor and HSBC Finance of the other transactions contemplated by this Agreement, the Pooling and Servicing Agreement, the Transfer Agreement and the Home Equity Loan Purchase Agreement, except the registration under the 1933 Act of the Offered Certificates and such consents, approvals, authorizations, registrations or qualifications as have been obtained or as may be required under State securities or Blue Sky laws in connection with the issuance of the Offered Certificates and the subsequent purchase and distribution of the Offered Certificates by the Underwriters.
     (xiii) The Registration Statement and any amendments thereto have become effective under the 1933 Act; to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn and no proceedings for that purpose have been instituted or threatened and not terminated.
     (xiv) The conditions to the use by the Depositor and the Trust of a registration statement on Form S-3 under the 1933 Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus. To the best of such counsel’s knowledge, there are no material contracts, indentures or other documents of a character required to be described or referred to in the Registration Statement or the Preliminary Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto. The statements in the Preliminary Prospectus and the Prospectus under the caption “Legal Aspects of Home Equity Loans and Related Matters,” to the extent that statements in such section constitute matters of law or legal conclusions with respect thereto, have been reviewed by attorneys under such counsel’s supervision and are complete and correct in all material respects.
     (xv) There are no actions, proceedings or investigations pending before or, to the best knowledge of such counsel, threatened by any court, administrative agency or other tribunal to which any of the Sellers, HSBC Finance or the Depositor is a party or of which any of their respective properties is the subject (A) other than actions, proceedings or investigations which are not reasonably expected to have a material adverse effect on the business or financial condition of any of the Sellers, HSBC Finance or the Depositor, (B) asserting the invalidity of the Pooling and Servicing Agreement, the Transfer Agreement, the Home Equity Loan Purchase Agreement or the Securities, (C) seeking to prevent the issuance of the Securities or the consummation by any of the Sellers, HSBC Finance or the Depositor of any of the transactions contemplated by the Pooling and Servicing Agreement, the Transfer Agreement, the Home Equity Loan Purchase Agreement and this Agreement, as the case may be, or (D) which might materially and adversely affect the performance by any of the Sellers, HSBC Finance or the Depositor of their respective obligations under, or the validity or enforceability of, the Pooling and Servicing Agreement, the Home Equity Loan Purchase Agreement, the Transfer Agreement, this Agreement or the Securities.
     (xvi) Each of the Registration Statement, the Prospectus and each amendment or supplement thereto, as of its respective initial effective or issue date, appears on its face to be appropriately responsive in all material respects to the applicable requirements of the 1933 Act and the 1933 Act Regulations.
     (xvii) Such counsel has no reason to believe that (A) the Registration Statement (excluding exhibits thereto) as of the latest date of effectiveness prior to the Time of Sale, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (B) the Preliminary Prospectus as of the Time of Sale contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (C) the Prospectus, as of its date and the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not (it being understood that such counsel has not been requested to and does not make any comment in such opinion with respect to the financial statements, supporting schedules and other financial or statistical information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus or, in the case of the Preliminary Prospectus, the omission of pricing and price-dependent information, which information shall of necessity appear only in the final Prospectus). Such opinion may express its reliance as to factual matters on the representations and warranties made by the parties hereto, and on certificates or other documents furnished by public officials or officers of such parties to the instruments and documents referred to therein. Such opinion may be qualified, insofar as it concerns the enforceability of the documents referred to therein, to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights in general, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and no opinion need be given as to the enforceability of Section 9 below.
     (e) The Underwriters shall have received the favorable opinion of counsel to the Trustee, dated the date of the Closing Time, addressed to the Underwriters and the Depositor and in form and scope satisfactory to counsel to the Underwriters, to the effect that:
     (i) The Trustee is a national banking association with trust powers, duly organized and validly existing in good standing under the laws of the United States, and has all requisite power and authority to enter into the Pooling and Servicing Agreement and the Transfer Agreement and perform its obligations thereunder.
     (ii) The Pooling and Servicing Agreement and the Transfer Agreement have been duly authorized, executed and delivered by the Trustee and, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitute the legal, valid and binding obligations of the Trustee, enforceable against the Trustee in accordance with their respective terms, subject to bankruptcy laws and other similar laws of general application affecting creditors’ rights and subject to the application of the rules of equity, including those respecting the availability of specific performance.

     (iii) No consent, approval, authorization or other action by, or filing with, any court or governmental agency or authority having jurisdiction over the banking or trust powers of the Trustee is required in connection with its execution and delivery of the Pooling and Servicing Agreement and the Transfer Agreement according to their respective terms.
     (iv) The execution, delivery and performance of the Pooling and Servicing Agreement and the Transfer Agreement do not result in a violation of (a) any law or regulation of the United States governing the banking or trust powers of the Trustee or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets or (b) the articles of association or by-laws of the Trustee.
     (v) The Offered Certificates have been duly executed by the Trustee on behalf of the Trust in accordance with the Pooling and Servicing Agreement.
     (vi) There are no actions, proceedings or investigations pending or threatened against or affecting the Trustee before or by any court, arbitrator, administrative agency or other governmental authority which, if decided adversely to the Trustee, would materially and adversely affect the ability of the Trustee to carry out the transactions contemplated in the Pooling and Servicing Agreement or the Transfer Agreement.
     (f) The Underwriters shall have received the favorable opinion or opinions, dated the date of the Closing Time, of Mayer, Brown, Rowe & Maw LLP, as counsel for the Underwriters, with respect to the issuance of the Offered Certificates and the sale of the Offered Certificates to the Underwriters, the Registration Statement, this Agreement, the Preliminary Prospectus, the Prospectus and such other related matters as the Underwriters may require.
     (g) The Underwriters shall have received the favorable opinion of counsel to the Administrator, dated the date of the Closing Time, addressed to the Underwriters and the Depositor and in form and scope satisfactory to counsel to the Underwriters, to the effect that:
     (i) The Administrator is a national banking association with trust powers, duly organized and validly existing in good standing under the laws of the United States, and has all requisite power and authority to enter into the Pooling and Servicing Agreement and perform its obligations thereunder.
     (ii) The Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Administrator and, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes the legal, valid and binding obligation of the Administrator, enforceable against the Administrator in accordance with its terms, subject to bankruptcy laws and other similar laws of general application affecting creditors’ rights and subject to the application of the rules of equity, including those respecting the availability of specific performance.
     (iii) No consent, approval, authorization or other action by, or filing with, any court or governmental agency or authority having jurisdiction over the banking or trust powers of the Administrator is required in connection with its execution and delivery of the Pooling and Servicing Agreement according to its terms.
     (iv) The execution, delivery and performance of the Pooling and Servicing Agreement do not result in a violation of (a) any law or regulation of the United States governing the banking or trust powers of the Administrator or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to the Administrator or any of its assets or (b) the articles of association or by-laws of the Administrator.
     (v) If applicable, the Offered Certificates have been authenticated and delivered by the Administrator in accordance with the Pooling and Servicing Agreement.
     (vi) There are no actions, proceedings or investigations pending or threatened against or affecting the Administrator before or by any court, arbitrator, administrative agency or other governmental authority which, if decided adversely to the Administrator, would materially and adversely affect the ability of the Administrator to carry out the transactions contemplated in the Pooling and Servicing Agreement.
     (h) The Underwriters shall have received an opinion, dated the date of the Closing Time, of Sidley Austin llp, as special counsel to the Depositor and HSBC Finance, addressed to the Depositor, and satisfactory to the Rating Agencies and the Underwriters relating to the transfer of the principal balance of the Home Equity Loans by the Sellers to the Depositor and by the Depositor to the Trustee, and such counsel shall have consented to reliance by the Rating Agencies and the Underwriters on such opinion as though such opinion had been addressed to each such party.
     (i) Each of the Depositor and HSBC Finance shall have furnished to the Underwriters a certificate signed on behalf of the Depositor and HSBC Finance by an accounting or financial officer thereof, dated the date of the Closing Time, as to (A) the accuracy of the representations and warranties of the Depositor and HSBC Finance herein at and as of the Closing Time, (B) there being no legal or governmental proceedings pending, other than those, if any, referred to in the Preliminary Prospectus, the Prospectus or the Prospectus as amended or supplemented or the 1934 Act filings of HSBC Finance, as the case may be, to which any of the Depositor or HSBC Finance is a party or of which any property of any of the Depositor or HSBC Finance is the subject, which, in the judgment of any of the Depositor or HSBC Finance, as applicable, have a reasonable likelihood of resulting in (i) a material adverse change in the financial condition, shareholders’ equity or results of operations of the Depositor or HSBC Finance or (ii) a material adverse effect on the transactions contemplated by this Agreement; and to the best knowledge of each of the Depositor or HSBC Finance, as applicable, no such proceedings are threatened or contemplated by governmental authorities or threatened by others, (C) the performance by the Depositor and HSBC Finance of all of their respective obligations hereunder to be performed at or prior to the Closing Time, and (D) such other matters as the Underwriters shall reasonably request.
     (j) The Trustee shall have furnished to the Underwriters and the Depositor a certificate of the Trustee, signed by one or more duly authorized officers of the Trustee, dated the date of the Closing Time, as to the due authorization, execution and delivery of the Pooling and Servicing Agreement and the Transfer Agreement by the Trustee and the acceptance by the Trustee of the trusts created thereby and the due execution and delivery of the Offered Certificates by the Trustee under the Pooling and Servicing Agreement and such other matters as the Underwriters shall reasonably request.
     (k) The Administrator shall have furnished to the Underwriters and the Depositor a certificate of the Administrator, signed by one or more duly authorized officers of the Administrator, dated the date of the Closing Time, as to the due authorization, execution and delivery of the Pooling and Servicing Agreement by the Administrator and, if applicable, the acceptance by the Administrator of the trusts created thereby and the due authentication and delivery of the Offered Certificates by the Administrator under the Pooling and Servicing Agreement and such other matters as the Underwriters shall reasonably request.
     (l) The Offered Certificates shall have been rated as set forth in the Preliminary Prospectus.
     (m) Counsel and special counsel to HSBC Finance and the Depositor shall have furnished to the Underwriters any opinions supplied to the Rating Agencies relating to certain matters with respect to the Offered Certificates.
     (n) The Underwriters shall have received from KPMG, or other independent registered public accounting firm acceptable to the Underwriters, letters, dated as of the date of the Preliminary Prospectus and the Prospectus in the form heretofore agreed to.
     (o) Prior to the Closing Time, Mayer, Brown, Rowe & Maw LLP, as counsel for the Underwriters, shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance of the Offered Certificates and the sale of the Offered Certificates to the Underwriters as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Depositor and HSBC Finance in connection with the issuance of the Offered Certificates and the sale of the Offered Certificates to the Underwriters as herein contemplated shall be satisfactory in form and substance to the Underwriters and Mayer, Brown, Rowe & Maw LLP.
     (p) Since the respective dates as of which information is given in the Prospectus, there shall not have been any change, or any development involving a prospective change, in or affecting the general affairs, management, financial condition, stockholders equity or results of operations of the Depositor, any of the Sellers or HSBC Finance otherwise than as set forth or contemplated in the Prospectus, the effect of which is in the reasonable judgment of the Underwriters, after consultation with the Depositor and HSBC Finance, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered Certificates on the terms and in the manner contemplated in the Prospectus.
     If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by you by notice to the Depositor at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except that in the event of any such termination, the provisions of Section 8, the indemnity agreement set forth in Section 9, and the provisions of Sections 10 and 15 shall remain in effect.
     SECTION 8. Payment of Expenses. The Depositor and HSBC Finance jointly and severally agree to pay all expenses incident to the performance of their obligations under this Agreement, including without limitation those related to (i) preparing and filing the Registration Statement, the Prospectus and all amendments thereto and documents incorporated by reference therein (including exhibits), (ii) the preparation, issuance and delivery of the Securities, (iii) the fees and disbursements of Sidley Austin llp, as special counsel for the Depositor and HSBC Finance, and KPMG, accountants of the Depositor and HSBC Finance (except as specified below), (iv) any qualification of the Offered Certificates under state securities and Blue Sky laws and the determination of the eligibility of the Offered Certificates for investment in accordance with the provisions of subsection 5(f) above including filing fees, and the fees and disbursements of Mayer, Brown, Rowe & Maw LLP, as counsel for the Underwriters (not to exceed $10,000), in connection therewith and in connection with the preparation of any Blue Sky Survey, (v) the printing and delivery to the Underwriters, in such quantities as you may reasonably request, of copies of the Registration Statement, the Preliminary Prospectus and the Prospectus and all amendments and supplements thereto, and of any Blue Sky Survey, (vi) the fees charged by nationally recognized statistical rating agencies for rating the Offered Certificates and (viii) the fees and expenses of the Trustee and the Administrator and their respective counsel. It is understood that, except as expressly provided in this Section 8, the Underwriters will pay all of their own expenses, including (i) the fees and disbursements of counsel to the Underwriters, (ii) the fees and expenses of KPMG or other accountants for the Underwriters incurred in connection with any Underwriter Free Writing Prospectus, (iii) expenses related to the overnight delivery to the Underwriters of copies of the Preliminary Prospectus and the prospectus and (iv) any transfer taxes on resale of any of the Offered Certificates and advertising expenses connected with any offers that Underwriters may make.
     If this Agreement is terminated by you because of a failure to satisfy any condition to the Underwriters’ obligations set forth in Section 7 above, because of any termination pursuant to Section 12 hereof or because of any refusal, inability or failure on the part of the Trustee, the Administrator or the Depositor or HSBC Finance or to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriters, the Depositor and HSBC Finance shall reimburse you for all reasonable out-of-pocket expenses, including the fees and disbursements of Mayer, Brown, Rowe & Maw LLP, as counsel for the Underwriters.
     SECTION 9. Indemnification. (a) HSBC Finance and the Depositor jointly and severally agree to indemnify and hold harmless the Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Issuer Information required to be filed pursuant to Rule 433(d) of the 1933 Act Regulations (unless such Issuer Information was included in an Underwriter Free Writing Prospectus that was not delivered to the Depositor as required by Section 4(l) and was not Approved Issuer Information) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading;
     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Depositor; and
     (iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by you) as reasonably incurred in investigating, preparing to defend or defending against or appearing as a third party witness with respect to any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or alleged untrue statement or omission, as such expense is incurred and to the extent that any such expense is not paid under (i) or (ii) above.
provided, however, that neither HSBC Finance nor the Depositor shall be liable under the indemnity agreement in this subsection (a) for any such loss, liability, claim, damage, cost or expense that arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission contemplated by clause (i) above that was made in the Underwriter Information; and, provided, further, that neither HSBC Finance nor the Depositor shall be liable to any Underwriter or any person controlling such Underwriter under the indemnity agreement in this subsection (a) for any such loss, liability, claim, damage, cost or expense that arises out of or is based upon any untrue statement or omission contemplated by clause (i) above as to which any Underwriter has agreed to indemnify HSBC Finance and the Depositor pursuant to Section 9(b) below.
This indemnity agreement will be in addition to any liability which HSBC Finance and the Depositor may otherwise have.
     (b) Each of the Underwriters, severally and not jointly, agrees to indemnify and hold harmless the Depositor and HSBC Finance, each of their respective directors, each of the Depositor’s officers who signed the Registration Statement, and each person, if any, who controls the Depositor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each, an “HSBC Indemnified Party”) against any and all loss, liability, claim, damage and expense, as incurred, described in the indemnity contained in subsection (a) of this Section 9, but only with respect to (i) untrue statements or alleged untrue statements of a material fact made in the Preliminary Prospectus, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus or the omission or alleged omission therefrom of material facts required to be stated therein or necessary to make the statements therein not misleading, in each case in reliance upon and in conformity with written information furnished to the Depositor or

HSBC Finance by such Underwriter expressly for use in the Preliminary Prospectus, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus and (ii) the failure on the part of any Underwriter to deliver the Preliminary Prospectus to any prospective investor with whom such Underwriter entered into a Contract of Sale prior to entering into such Contract of Sale; provided, however, that no Underwriter shall be liable to any HSBC Indemnified Party under the indemnity agreement in this subsection (b) for any such loss, liability, claim, damage, cost or expense that arises out of or is based upon any untrue statement or omission contemplated by clause (i) above as to which HSBC Finance and the Depositor has agreed to indemnify such Underwriter pursuant to Section 9(a) above. The parties hereto acknowledge that the only information supplied to the Depositor or HSBC Finance by the Underwriters expressly for use in the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus is limited to the information set forth in the second and sixth paragraphs under the caption “Method of Distribution” in the Preliminary Prospectus and the Prospectus (the “Underwriter Information”). This indemnity agreement will be in addition to any liability that the Underwriters may otherwise have.
     (c) Each of the Underwriters, severally and not jointly, agrees to indemnify and hold harmless each HSBC Indemnified Party against any losses, claims, damages or liabilities to which such HSBC Indemnified Party may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Underwriter Free Writing Prospectus, including any Underwriter Derived Information, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no Underwriter will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement contained in any Underwriter Free Writing Prospectus in reliance upon and in conformity with an Issuer Free Writing Prospectus previously filed with the Commission, the Preliminary Prospectus or the Prospectus or Approved Issuer Information, which information was not corrected by information subsequently provided by the Depositor or HSBC Finance to the relevant Underwriter prior to the time of first use of such Underwriter Free Writing Prospectus, and provided further, that no Underwriter shall be liable to any HSBC Indemnified Party under the indemnity agreement in this subsection (c) for any such loss, liability, claim, damage, cost or expense that arises out of or is based upon any untrue statement or omission contemplated by this subsection (c) as to which HSBC Finance and the Depositor has agreed to indemnify such Underwriter pursuant to Section 9(a) above. This indemnity agreement will be in addition to any liability that each Underwriter may otherwise have.
     (d) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it with respect to which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have hereunder unless it has been materially prejudiced by such failure to notify or from any liability which it may have otherwise than on account of this indemnity agreement; provided, however, that the failure to notify any indemnifying party shall not relieve it from any liability that it may have to any indemnified party otherwise than under this Section 9. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, unless (i) if the defendants in any such action include one or more of the indemnified parties and the indemnifying party, and one or more of the indemnified parties shall have employed separate counsel after having reasonably concluded that there may be legal defenses available to it or them that are different from or additional to those available to the indemnifying party or to one or more of the other indemnified parties or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the commencement of the action. Each indemnified party, as a condition of the indemnity agreements contained in this Section 9, shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.
     SECTION 10. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 9 above is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, HSBC Finance and the Depositor on the one hand, and the Underwriters, on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Depositor and HSBC Finance and one or more of the Underwriters (i) in such proportion as shall be appropriate to reflect the relative benefits to HSBC Finance and the Depositor on the one hand and the Underwriters on the other hand from the offering of the Offered Certificates pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or otherwise prohibited hereby, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of HSBC Finance and the Depositor on the one hand and the Underwriters or Underwriter, as applicable, on the other in connection with the actions, statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     The relative benefits received by HSBC Finance and the Depositor on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Certificates pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Certificates pursuant to this Agreement (before deducting expenses) received by HSBC Finance and the Depositor and the total underwriting discount received by the Underwriters, in each case as set forth in the Prospectus, bear to the aggregate initial public offering price of the Offered Certificates as set forth in the Prospectus.

The relative fault of HSBC Finance and the Depositor on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by HSBC Finance or the Depositor, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.
     HSBC Finance, the Depositor and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this Section 10. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in the first sentence of this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against any action or claim that is the subject of this Section 10. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the underwriting discount applicable to the Offered Certificates underwritten by such Underwriter exceeds the amount of any damages which such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses, unless such loss, claim, damages, liability or expense arose from an act or omission by the Underwriter specified in Section 9(b). The Underwriters’ obligations in this Section 10 to contribute are several in proportion to their respective underwriting obligations and not joint. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect to which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought for any obligation it may have hereunder or otherwise (except as specifically provided in Section 9 above). For purposes of this Section 10, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each respective director of the Depositor or HSBC Finance, each respective officer of the Depositor who signed the Registration Statement, and each person, if any, who controls the Depositor or HSBC Finance within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Depositor and HSBC Finance.
     SECTION 11. Representations, Warranties And Agreements To Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Depositor or HSBC Finance submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or controlling person thereof, or by or on behalf of the Depositor or HSBC Finance and shall survive delivery of any Offered Certificates to the Underwriters.
     SECTION 12. Termination of Agreement. HSBC Securities (USA) inc., as Representative, may terminate this Agreement immediately upon notice to the Depositor and HSBC Finance, at any time at or prior to the Closing Time (i) if there has been since the respective dates as of which information is given in the Preliminary Prospectus or the

Prospectus, any change, or any development involving a prospective change, in or affecting the condition, financial or otherwise, earnings, affairs or business of HSBC Finance or the Depositor, whether or not arising in the ordinary course of business, which, in the reasonable judgment of the Underwriters after consultation with HSBC Finance and the Depositor, materially impairs the market for, or the investment quality of, any Class of the Offered Certificates, (ii) if there has been an outbreak or material escalation of hostilities involving the United States of America (including, without limitation, an act of domestic terrorism), or the declaration by the United States of America of a national emergency or war, if the effect of any such event in the Underwriters’ reasonable judgment makes it impracticable or inadvisable to proceed with the public offering or delivery of any Class of the Offered Certificates as contemplated by this Agreement, (iii) if trading in securities generally on the New York Stock Exchange has been suspended or materially limited (other than normal trading restrictions resulting from the total number of trades on the New York Stock Exchange), or minimum prices have been established by the exchange or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either federal or New York State authorities or (iv) if there has been any material disruption of securities settlement, payment or clearance services in the United States, or any other calamity or crisis having an effect on financial markets in the United states if the effect of any such event in the Underwriters’ reasonable judgment makes it impracticable or inadvisable to proceed with the public offering or delivery of any Class of the Offered Certificates as contemplated by this Agreement. In the event of any such termination, the provisions of Section 8 above, the indemnity agreement set forth in Section 9 above, and the provisions of Sections 10 and 15 hereof shall remain in effect.
     SECTION 13. Default by One or More of the Underwriters. If one or more of the Underwriters participating in the public offering of the Offered Certificates shall fail at the Closing Time to purchase the Offered Certificates which it is (or they are) obligated to purchase hereunder (the “Defaulted Offered Certificates”), then such of the non-defaulting Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Offered Certificates in such amounts as may be agreed upon and upon the terms herein set forth. If, however, you have not completed such arrangements within such 24-hour period, then:
     (i) if the aggregate principal amount of Defaulted Offered Certificates does not exceed 10% of the aggregate principal amount of the Offered Certificates to be purchased pursuant to this Agreement, the non-defaulting Underwriters named in this Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all such non-defaulting Underwriters, or
     (ii) if the aggregate principal amount of Defaulted Offered Certificates exceeds 10% of the aggregate principal amount of the Offered Certificates to be purchased pursuant to this Agreement, this Agreement shall terminate, without any liability on the part of any non-defaulting Underwriters.
     No action taken pursuant to this Section 13 shall relieve any defaulting Underwriter from any liability with respect to any default of such Underwriter under this Agreement.

     In the event of a default by any Underwriters as set forth in this Section 13, either you or the Depositor shall have the right to postpone the Closing Time for a period not exceeding five (5) Business Days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.
     SECTION 14. Underwriters’ Responsibility for Underwriter Free Writing Prospectuses. Each Underwriter acknowledges and agrees that no other Underwriter shall participate in the planning for the use of any Underwriter Free Writing Prospectus of such Underwriter in any manner. Each Underwriter acknowledges and agrees that for all purposes of Rule 159A of the 1933 Act Regulations, solely as between it and the other Underwriters, each respective Underwriter shall be responsible only for (a) any Underwriter Free Writing Prospectus of such Underwriter, and (b) any Underwriter Free Writing Prospectus of any other Underwriter, but only to the extent actually used by such Underwriter in connection with the offering of the Offered Certificates.
     SECTION 15. Relationship of the Parties. The Depositor and HSBC Finance acknowledge and agree that: (a) the purchase and sale of the Offered Certificates pursuant to this Agreement, including the determination of the public offering price of the Offered Certificates and any related discounts and commissions, is an arm’s-length commercial transaction between the Depositor and HSBC Finance, on the one hand, and the Underwriters, on the other hand, and the Depositor and HSBC Finance are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (b) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor or fiduciary of the Depositor or HSBC Finance, or their respective affiliates, stockholders, creditors or employees; (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Depositor or HSBC Finance with respect to any of the transactions contemplated hereby (irrespective of whether such Underwriter has advised or is currently advising the Depositor or HSBC Finance on other matters) and no Underwriter has any obligation to the Depositor or HSBC Finance with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Depositor and HSBC Finance and that the Underwriters have no obligation to disclose any of such interests by virtue of any advisory or fiduciary relationship; and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Depositor and HSBC Finance have consulted their own legal, accounting, regulatory and tax advisors to the extent deemed appropriate.
     SECTION 16. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to HSBC Securities (USA) Inc., 452 Fifth Avenue, 9th Floor, New York, New York 10018, Attn: Rob DiOrio (Fax: (646) 366-3426), with a copy to Legal Department, Attn: Susan Helfrick (Fax: (646) 366-3582). Notices to the Depositor or HSBC Finance shall be directed to HSBC Finance Corporation, 2700 Sanders Road, Prospect Heights, Illinois 60070, to the attention of the Secretary, with a copy to the Treasurer (Fax: (847) 205-7536).

     SECTION 17. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Depositor and HSBC Finance, and their respective successors. Nothing expressed or mentioned in this Agreement is intended nor shall it be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 9 and 10 above and their heirs and legal representatives, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives (to the extent of their rights as specified herein) and except as provided above for the benefit of no other person, firm or corporation. No purchaser of Offered Certificates from the Underwriters shall be deemed to be a successor by reason merely of such purchase.
     SECTION 18. Governing Law and Time. This Agreement shall be governed by the law of the State of New York and shall be construed in accordance with such law without regard to the conflict of laws provisions thereof. Specified times of day refer to New York City time.
     SECTION 19. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original of any party whose signature appears on it, and all of which shall together constitute a single instrument.
[Signature Page Follows]

     If the foregoing is in accordance with the Underwriters’ understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among the Underwriters, the Depositor and HSBC Finance in accordance with its terms.

Very truly yours, HSBC HOME EQUITY LOAN CORPORATION II
By:	/s/ David J. Hunter
	Name:	David J. Hunter
	Title:	Vice President & Assistant Treasurer

HSBC FINANCE CORPORATION
By:	/s/ William H. Kesler
	Name:	William H. Kesler
	Title:	Senior Vice President – Treasurer

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CONFIRMED AND ACCEPTED, as of the date first above written: HSBC SECURITIES (USA) INC. as Representative of the Underwriters
By:	/s/ Robert M. DiOrio
	Name:	Robert M. DiOrio
	Title:	Managing Director

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